Exhibit 21

ENTITY NAME (Acronym or Short Name)	CITY	COUNTRY

North American Operations
Exide Technologies	Princeton, NJ	United States
DIXIE METALS COMPANY	Princeton, NJ	United States
EXIDE DELAWARE, LLC	Wilmington, DE	United States
EXIDE ILLINOIS, INC.	Princeton, NJ	United States
GNB BATTERY TECHNOLOGIES JAPAN, INC.	Princeton, NJ	United States
REFINED METALS CORPORATION	Princeton, NJ	United States
RBD LIQUIDATION, LLC	Princeton, NJ	United States
EH INTERNATIONAL, LLC	Wilmington, DE	United States
Mexico
Exide de México, S. de R.L. de C.V.	Federal District	Mexico

Foreign Holding Companies
EXIDE GLOBAL HOLDING NETHERLANDS C.V.		Netherlands
COOPERATIE EXIDE EUROPE U.A.		Netherlands
EXIDE HOLDING NETHERLANDS B.V.		Netherlands

European Operations
EXIDE HOLDING EUROPE SAS (EHE)	Gennevilliers	France
EXIDE TRANSPORTATION HOLDING EUROPE, S.L	Barcelona	Spain
EXIDE TECHNOLOGIES HOLDING, B.V.	Vlaardingen	Netherlands
Nordic
EXIDE TECHNOLOGIES A/S (formerly Exide Sonnak A/S)		Norway
ANKER DEFENSE A/S	Horton	Norway
EXIDE TECHNOLOGIES OY (formerly Exide Technologies OY)	Helsinki	Finland
Exide Technologies AB (formerly Tudor AB)	Goteburg	Sweden
EXIDE TECHNOLOGIES AS (formerly Exide Denmark AS)		Denmark
EXIDE TECHNOLOGIES GMBH (formerly Exide Batteriewerke GmbH)	Brunn am Gebirge	Austria
EXIDE SLOVAKIA S.R.O.	Kosice	Slovakia
Netherlands
EXIDE TECHNOLOGIES BV (formerly Exide technologies Nederlands BV)	Vlaardingen	Netherlands
Belgium
(EXIDE TECHNOLOGIES SPRL (FORMERLY Exide BelgiumSPRL)	Archennes	Belgium
Spain
EXIDE TECHNOLOGIES SA (formerly Sociedad Espanola del Acumulador Tudor SA)	Madrid	Spain
EXIDE TECHNOLOGIES ELECTRONICA S.L. (formerly Tudor Electronica S.L.).	Madrid	Spain
EXIDE TECHNOLOGIES RECYCLING S.L. (formerly Oxivolt S.L).	Girona	Spain
AC TECHNIBAT S.L.	Valencia	Spain
Portugal
EXIDE TECHNOLOGIES LdA (formerly Sociedade Portuguesa de Acumulador Tudor LdA)	Ribatejo	Portugal
EXIDE TECHNOLOGIES RECYCLING II LdA (formerly Sonular-Sociedade Nacional de Metalurgia Lda)	Azambuja	Portugal
UK
M B D NATIONAL LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE HOLDINGS LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE BATTERIES IRELAND LIMITED	Dublin	Ireland
NATIONAL BATTERY DISTRIBUTION LIMITED	Over Hulton, Bolton	United Kingdom
Poland
EXIDE TECHNOLOGIES, SA (formerly Centra Spolka Akcyjna)	Poznan	Poland
POLESSKIE AKKUMULATORY LTD	Pinsk	Belarus
Germany
EXIDE TECHNOLOGIES GMBH (formerly Deutsche Exide GmbH)	Budingen	Germany
DETA POLSKA SPOLKA AKCYJNA	Warszawa	Poland
HAGEN BATTERIE AG	Soest	Germany
UNTERSTUTZUNGSKASSE DER HAGEN BATTERIE IN SOEST AG	Soest	Germany
AIM MUNCHEN GMBH	Munchen	Germany
France
EXIDE TECHNOLOGIES SAS (formerly Compagnie Europeene D’Accumulateurs, SAS (CEAc)	Gennevilliers	France
Italy
EXIDE TECHNOLOGIES S.R.L. (formerly Exide Italia S.R.L.).	Romano de Lombardia	Italy
EXIDE TECHNOLOGIES PLASTICS (formerly Industria Composizioni Stampate SpA)	Romano de Lombardia	Italy
UK
EURO EXIDE CORPORATION LIMITED	Over Hulton, Bolton	United Kingdom
CMP BATTERIES LTD.	Over Hulton, Bolton	United Kingdom
DETA UK LIMITED	Over Hulton, Bolton	United Kingdom
CMP BATTERIES PENSIONS LIMITED	Over Hulton, Bolton	United Kingdom
TUDOR INDIA LIMITED	Gujarat	India
EXIDE TECHNOLOGIES CANADA CORPORATION (FORMERLY Exide Canada Corp.)	Halifax, Nova Scotia	Canada

Asia Pacific Operations
EXIDE HOLDING ASIA PTE LIMITED	Singapore	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	Bangalore	India
EXIDE SINGAPORE PTE LIMITED	Singapore	Singapore
EXIDE AUSTRALIA PTY LIMITED	Melborne	Australia
EXIDE TECHNOLOGIES LIMITED	Lower Hutt	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Tsimshatsui	Hong Kong
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	Shanghai	PR China

Isle of Man
EXIDE MANX LIMITED	Douglas	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Douglas	Isle of Man